            TRICORD SYSTEMS, INC. REPORTS FOURTH QUARTER AND YEAR END
                             2000 FINANCIAL RESULTS

MINNEAPOLIS, MN - (JANUARY 25, 2001) - Tricord Systems, Inc. (Nasdaq: TRCD), today announced financial results for the fourth quarter and year ended December 31, 2000. Loss from continuing operations for the fourth quarter was $4,964,000, or $0.20 per share, compared to loss from continuing operations of $2,076,000, or $0.10 per share for the fourth quarter of 1999 and $3,379,000, or $0.14 per share, for the third quarter of 2000.

Total operating expenses for fourth quarter 2000 were $5,289,000, an increase of $1,549,000 from the third quarter 2000. This increase reflects headcount additions and other expenditures related to the development and testing of the Company's initial Lunar Flare(TM) Network-Attached Storage (NAS) product and the expansion of the Company's infrastructure. The Company's initial Lunar Flare NAS product, announced in December 2000, is currently in beta testing, with market availability of the product anticipated in March 2001.

Loss from continuing operations for the year ended December 31, 2000 was $13,726,000, or $0.60 per share compared to loss from continuing operations of $7,707,000, or $0.39 per share for the same period in 1999.

Net cash used by the Company during the fourth quarter was $4,555,000 compared to $3,511,000 in the third quarter of 2000. Cash on hand at December 31, 2000 was $16,825,000.

"We are very pleased with the progress the Company has made in implementing our strategy during 2000, including the announcement of Lunar Flare NAS in December 2000, the Company's first appliance utilizing our patented Illumina(TM) aggregation software," stated Joan Wrabetz, President and Chief Executive Officer of Tricord Systems. "We also have added significant expertise and manpower to our team as we continue to put in place the infrastructure necessary to position Tricord as a leader in the server appliance market."

"We intend to build on this momentum in 2001 beginning with market availability of our Lunar Flare NAS product in March and with the development of additional products and partnerships based on our Illumina aggregation software throughout the year."

FUTURE EXPECTATIONS

According to IDC Research, the market opportunity for server appliances is expected to be approximately $5.1 billion in 2001, growing from an estimated market size of $2.6 billion dollars in 2000. Network attached storage (NAS), the largest segment of the server appliance market, is forecast to grow to $2.6 billion in 2001 from approximately $1.5 billion in 2000. Tricord currently expects the majority of 2001 revenue to be generated within the NAS segment, but also anticipates introducing products in other server appliance segments, either directly or through partnerships.




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Assuming no material changes in market conditions, the Company currently anticipates 2001 annual revenues to be in the range of $10 to $15 million, with little or no revenues in first quarter 2001 and a ramp up of revenues in the second half of the year. The Company also expects operating expenses to continue to increase, particularly sales and marketing expenses, as part of its strategy to aggressively market Lunar Flare server appliances and to develop other market opportunities for its Illumina aggregation software. The Company also believes that it can reach breakeven on a quarterly basis at a revenue run rate of $15 to $20 million per quarter.

CONFERENCE CALL

Tricord Systems will be holding a conference call on Thursday, January 25, 2001 at 10:00 a.m. CST to discuss this announcement. An audio link will be available on Tricord's web site at www.tricord.com or the call may be accessed live by dialing 800-288-8960. A replay of the call will be available from 1:30 PM CST, January 25, 2001 through 11:59 PM CST, January 30, 2001 by dialing 800-475-6701; access code 565358.

ABOUT TRICORD SYSTEMS

Tricord Systems, Inc. designs, develops and markets innovative server appliances for content-hungry applications. The core of Tricord's revolutionary new technology is its patented Illumina(TM) software that aggregates multiple appliances into a cluster, managed as a single resource. Radically easy to deploy, manage and grow, Tricord's products allow users to add capacity to a cluster with minimal administration. Appliances are literally plug-and-play, offering seamless growth and continuous access to content with no downtime. The technology is ideally suited for applications including general file serving, web serving, email and caching. Founded in 1987, Tricord is based in Minneapolis, MN with offices in Colorado, California and Georgia.

"Safe-Harbor" Statement Under Private Securities Act of 1995: The statements contained herein that are not historical facts contain forward-looking information with respect to plans, projections or future performance of the Company. There is no guarantee or assurance that these plans, projections or future performance of the Company as indicated will be achieved, and actual results could differ materially. Factors, certain risks and uncertainties that could impact the Company's future results include, without limitation, the ability of the Company to complete development and release commercially its server appliance products on a timely basis, market acceptance, demand and future growth for its Lunar Flare NAS product and Illumina software, the Company's success in its sales and marketing activities, the ability to enter into partner relationships or otherwise develop distribution capabilities, the ability of the Company to protect and enforce its intellectual property rights, the ability of the Company to raise additional capital and to maintain its cost structure in accordance with its operating plan, the development of the network attached storage and server appliance market, changes in customer buying patterns and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking information.

                                      # # #


FOR MORE INFORMATION, PLEASE CONTACT:
Investor Relations
763-551-6402

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                              TRICORD SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS
                                  (unaudited)

                                                                         Three Months Ended            Twelve Months Ended
                                                                            December 31,                  December 31,
(In thousands, except per share data)                                    2000           1999           2000          1999
                                                                    ---------------------------    --------------------------
 Operating expenses:
     Research and development (1)                                   $     2,713          1,210          7,386         3,442
     Sales and marketing (1)                                              1,702            466          4,206         2,645
     General and administrative (1)                                         874            483          3,109         1,890
                                                                    -----------    -----------    -----------   -----------

     Total operating expenses                                             5,289          2,159         14,701         7,977
                                                                    -----------    -----------    -----------   -----------

     Operating loss                                                      (5,289)        (2,159)       (14,701)       (7,977)
                                                                    -----------    -----------    -----------   -----------

 Other income (expense):
 Interest, net                                                              327             52            971           216

 Other, net                                                                  (2)            31              4            54
                                                                    -----------    -----------    -----------   -----------
                                                                            325             83            975           270
                                                                    -----------    -----------    -----------   -----------

 Loss from continuing operations                                         (4,964)        (2,076)       (13,726)       (7,707)
                                                                    -----------    -----------    -----------   -----------

 Discontinued operations:

     Income from operations of legacy server business                         -              -              -           228
     Gain (loss) on disposal of legacy server business                       46             49            146          (158)
                                                                    -----------    -----------    -----------   -----------
     Income from discontinued operations                                     46             49            146            70
                                                                    -----------    -----------    -----------   -----------

 Net loss                                                           $    (4,918)        (2,027)       (13,580)       (7,637)
                                                                    ===========    ===========    ===========   ===========
 Loss per share from continuing operations                          $     (0.20)         (0.10)         (0.60)        (0.39)
                                                                    ===========    ===========    ===========   ===========

                                                                    $
 Income (loss) per share from discontinued operations                         -              -           0.01             -
                                                                    ===========    ===========    ===========   ===========

 Net loss per share                                                 $     (0.20)         (0.10)         (0.59)        (0.39)
                                                                    ===========    ===========    ===========   ===========

 Weighted average common shares outstanding,
     basic and diluted                                                   24,250         20,083         23,070         19,472
                                                                    ===========    ===========    ===========   ===========

(1) Includes non-cash, stock-based compensation expense as follows:
     Research and development                                       $        75            427          1,044            812
     Sales and marketing                                                     12            136            180            601
     General and administrative                                              48            193            886            572
                                                                    -----------    -----------    -----------   -----------
                                                                    $       135            756          2,110          1,985
                                                                    ===========    ===========    ===========   ===========
     Net loss per share                                             $     (0.01)         (0.04)         (0.09)         (0.10)
                                                                    ===========    ===========    ===========   ===========

                              TRICORD SYSTEMS, INC.
                            CONDENSED BALANCE SHEETS
                                  (unaudited)


                                     ASSETS

                                                        December 31,           December 31,
(In thousands)                                              2000                   1999
                                                      --------------           ------------
Current assets:
      Cash and cash equivalents                         $   16,825                  3,082
      Other current assets                                     194                     73
                                                        ----------             ----------
                    Total current assets                    17,019                  3,155

Equipment and improvements, net                              3,114                    277
                                                        ----------             ----------

      Total Assets                                      $   20,133                  3,432
                                                        ==========             ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities                               $    2,709                    530
                                                        ----------             ----------

Capital lease obligation                                       112                      -
                                                        ----------             ----------

Stockholders' equity:
      Common stock                                             243                    202
      Additional paid-in capital                           114,553                 86,604
      Accumulated deficit                                  (97,484)               (83,904)
                                                        ----------             ----------
                   Total stockholders' equity               17,312                  2,902
                                                        ----------             ----------

      Total Liabilities and Stockholders' Equity        $   20,133                  3,432
                                                        ==========             ==========